UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2020
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2020, Novan, Inc. (the “Company”) entered into a promissory note (the “Note”) evidencing an unsecured loan in the amount of $955,800.00 made to the Company under the Paycheck Protection Program (the “Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Loan to the Company is being made through PNC Bank, National Association (the “Lender”).

Subject to the terms of the Note, the Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred (the “Deferral Period”). The Note contains customary events of default relating to, among other things, payment defaults, any materially false, erroneous or misleading representations or warranties in any loan document, or the Company ceasing to do business as a going concern. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent and utilities. Interest payable on the Note may be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the Note. No assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part. The Company will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with interest accrued and accruing thereon at the rate set forth above, until such unforgiven portion is paid in full.

Beginning after the Deferral Period, and continuing monthly until 24 months from the date of the Note (the “Maturity Date”), the Company is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Note, in such equal amounts required to fully amortize the principal amount outstanding on the Note as of the last day of the Deferral Period by the Maturity Date. The Company is permitted to prepay the Note at any time without payment of any premium.

A copy of the Note is filed as Exhibit 10.1. The foregoing description of the terms of the Note is qualified in its entirety by reference to such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 above and Exhibit 10.1 is hereby incorporated by reference into this Item 2.03. Upon a default under the Note, including the non-payment of principal or interest, the obligations of the Company under the Note may be accelerated and the Lender may pursue its rights under the Uniform Commercial Code and any other applicable law or in equity.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed in Item 9B of its Annual Report on Form 10-K filed on February 24, 2020, the Company received written notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days (the "Minimum Bid Price Requirement"). On April 17, 2020, the Company received a letter ("New Notice") from Nasdaq indicating that, due to extraordinary market conditions, Nasdaq has tolled the compliance period for the Minimum Bid Price Requirement through June 30, 2020 (the "tolling period") and that on April 16, 2020 (the "Rule Change Date"), Nasdaq filed an immediately effective rule change with the SEC to implement the tolling period. The New Notice indicates that upon expiration of the tolling period and beginning on July 1, 2020, the Company will receive the balance of days remaining under its currently pending compliance period in effect at the Rule Change Date.
Accordingly, upon expiration of the tolling period and beginning on July 1, 2020, the Company will then have 123 calendar days from July 1, 2020, or until November 2, 2020, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to November 2, 2020.
If we are unable to regain compliance by November 2, 2020, we may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the Minimum Bid Price Requirement. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Global Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second 180 calendar day period, Nasdaq will notify us of its determination to delist the Common Stock, at which point we would have an opportunity to appeal the delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”).
As previously disclosed in Item 9B of its Annual Report on Form 10-K filed on February 24, 2020, the Company received notice from the staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the market value of our listed securities had been below the minimum $50.0 million requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the

“MVLS Requirement”). Nasdaq has not tolled the compliance period for the MVLS Requirement, and accordingly, we have until August 16, 2020, to regain compliance with the MVLS Requirement. If, at any time before August 16, 2020, the market value of our listed securities closes at $50.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification to us that we comply with the MVLS Requirement.
If we do not regain compliance with the MVLS Requirement by August 16, 2020, Nasdaq will provide written notification to us that our common stock is subject to delisting. At that time, we may either apply for listing on the Nasdaq Capital Market, provided that we meet the continued listing requirements of that market, or appeal the decision to the Panel. In the event of an appeal, our common stock would remain listed on the Nasdaq Global Market pending a decision by the Panel following the hearing. However, there can be no assurance Nasdaq would grant our request for continued listing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Paycheck Protection Program Term Note, dated April 22, 2020, in favor of PNC Bank, National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: April 23, 2020	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance